Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 31 to the registration statement on Form N-1A ("Registration Statement") of our report dated July 12, 2002 relating to the financial statements and financial highlights which appear in the May 31, 2002 Annual Reports to Shareholders of Scudder U.S. Treasury Money Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Reports to Shareholders" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
September 27, 2002